EXHIBIT 10.5

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into on June 30, 2010, by Good Earth Energy Conservation, Inc. (“Good Earth”), a corporation incorporated in Delaware with offices in Springdale, Arkansas, and Greg Horne (“Horne”), individually, of Fort Worth, Texas. Good Earth and Horne may be referred to individually as a “Party” or collectives as “Parties.”

RECITALS

WHEREAS, Horne is a shareholder of Good Earth;

WHEREAS, Horne and/or entities controlled by or related to Horne, have functioned as independent contractor(s) for Good Earth involved in the research and development of patentable products;

WHEREAS, Horne and/or entities controlled by or related to Horne have filed and will file applications in the future for a number of patents and patent improvements relating to technology involved in battery operated vehicles, including hybrids in connection with their work for Good Earth (“Patents” defined below); and

WHEREAS, the Parties desire upon the issuance of any and all Patents, ownership of those Patents will be transferred to Good Earth by Horne.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Definitions. For purposes of this Agreement, the following capitalized terms shall have the meaning set forth below:

(i)          Horne means Greg Horne individually and any entity related to or controlled by Greg Horne, but not in his role as shareholder of Good Earth.

(ii)         Patents means patents or patent improvements owned by Horne, patents or patent improvements applied for by Horne, or patents or patent improvement that will be applied for and obtained in the future by Horne which were discovered doing research and development work done in connection with Good Earth.

2.          Assignment of Interest. Effective as of the date of this Agreement, Horne hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Good Earth all of Horne’s right, title, benefit, privileges and interest in and to, the Patents. Good Earth hereby accepts the Assignment and from and after the date hereof, assumes the Patents.

3.          Ownership Transfer. Upon issuance of any and all Patents after their application, the Parties shall take any and all steps necessary to transfer ownership of the Patents to Good Earth. Notice of Patent issuance shall be given immediately upon receipt to Good Earth. Transfer of ownership shall take place within thirty (30) of receipt of Patent issuance.

4.          Further Actions. Each of the parties hereto covenants and agrees, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and ownership transfer contemplated by this Agreement.

5.          Payments to Horne. One-half percent (1/2%) of all monies received by Good Earth for products sold or license fees collected directly relating to the Patents, or from the sale of the Patents’ use shall be paid to Horne, or his heirs and/or assigns, to the address listed in paragraph 8 unless Good Earth is notified otherwise by in writing. Such payments will be made by Good Earth within thirty (30) days of receipt.

6.          Patent and Research and Development Expenses. Any and all expenses related to the following shall be paid by Good Earth:

(a)          Patent application fees and costs;

(b)          Legal fees and costs involving the patents;

(c)          Expenses surrounding the transfer of ownership of the Patents;

(d)          Research and development costs.

7.          Binding Agreement. This Agreement is a legally binding obligation of both Parties, and are and will be enforceable against it in accordance with the respective terms hereof.

8.          Notice. All notices, demands, requests and other communications or documents required or permitted to be provided under this Agreement shall duly be in writing and shall be given to the applicable party at its address below or such other address or facsimile number as the party may later specify for that purpose by notice to the other party:

Good Earth Energy Conservation, Inc.

6398 Wrens Nest Cove

Springdale, AR 72762

Mr. Greg Horne

___________________________________

___________________________________

Each notice shall, for all purposes, be deemed given and received:

(i)          If by hand, when delivered;

(ii)         If given by nationally recognized and reputable overnight delivery service, the business day on which the notice is actually received by the party; or

(iii)        If given by certified mail, return receipt requested, postage prepaid, the date shown on the return receipt.

9.          Entire Agreement; Modification. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior oral or written agreements between the Parties with respect to the subject matter of this Agreement. This Agreement may be modified only if done so in writing and signed by both Parties.

10.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signature pages to this Agreement may be delivered by facsimile transmission or electronic mail and any such signature page shall he deemed an original.

11.         Governing Law. This Agreement will be governed by and construed under the laws of the State of Arkansas without regard to conflicts-of-laws principles that would require the application of any other law.

12.         Costs and Attorney’s Fees. In the event a civil action shall be brought to enforce any provision of this Agreement, the losing party shall pay or reimburse the prevailing party for his costs, expenses and reasonable attorney’s fees.

13.         Successors and Assigns. The provisions of this Agreement shall, as appropriate, inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized officers on the date first written above.

/s/ Greg Horne
Greg Horne

GOOD EARTH ENERGY CONSERVATION, INC.

By:	/s/ John Maguire
John Maguire, Secretary

TERMINATION OF ASSIGNMENT AGREEMENT

This Termination of Assignment Agreement (“Agreement”) is made and entered into as of January 1, 2013 by and between Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), and Greg Horne (“Horne”). Sometimes the Company and Horne are referred to herein individually as a “party” and collectively as the “parties.”

A.           On June 30, 2010 the parties entered into an assignment agreement (the “Assignment Agreement”) which provided for Horne’s transfer to the Company of any patents issued to Horne or any of his affiliates relating to technology involved in battery operated vehicles.

B.           The parties hereby desire to terminate the Assignment Agreement effective January 1, 2013.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

1.          The Assignment Agreement, together with any and all amendments thereto, is hereby cancelled and terminated effective midnight, January 1, 2013, and shall have no further force and effect after that date.

2.          This Agreement is intended to be a mutual release by each party of the other relating to the Assignment Agreement and any transactions in connection therewith that may or might have been asserted by either party against the other party as of the date of this Agreement, whether such claims were known or unknown at the time of the execution of this Agreement. The undersigned each hereby warrants and covenants that this Agreement has been read and understood in full and is executed with full knowledge of its significance, and upon advice of counsel.

3.          This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof, and contains all the covenants and agreements between the parties with respect to the same. Each party acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

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IN WITNESS WHEREOF, this Agreement has been executed in multiple originals by the parties hereto on the date and year first above written.

COMPANY:	Good Earth Energy Conservation, Inc.,
a Delaware corporation

	By:	/s/ James R. Emmons
James R. Emmons, President

HORNE:	/s/ Greg Horne
Greg Horne

[signature page – Termination of Assignment Agreement]

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